Hansen Medical, Inc. Receives NASDAQ Letter Regarding Late Form 10-K Filing

MOUNTAIN VIEW, CA — (Marketwired) — 04/06/16 – Hansen Medical, Inc. (NASDAQ: HNSN) today announced that it received a notification letter on March 31, 2016 from The NASDAQ Stock Market (“NASDAQ”). The notification letter stated that because the Company has not yet filed its Annual Report on Form 10-K for the year ended December 31, 2015 (the “Form 10-K”), the Company is no longer in compliance with NASDAQ Marketplace Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission (the “SEC”).

Under the NASDAQ Listing Rules, the Company has until May 31, 2016, to submit a plan to NASDAQ to regain compliance with NASDAQ’s Listing Rules. If the Company is still unable to file its Form 10-K by May 31, 2016, then the Company intends to submit a compliance plan on or prior to that date. If NASDAQ accepts the Company’s plan, NASDAQ can grant an exception of up to 180 calendar days from the filing’s due date, or until September 26, 2016, to regain compliance. The Company may regain compliance at any time during this 180-day period upon filing with the SEC its Form 10-K, as well as all subsequent required periodic financial reports that are due within that period. If NASDAQ does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a NASDAQ Hearings Panel. The NASDAQ notification letter has no immediate effect on the listing of the Company’s common stock on the NASDAQ Global Market.

About Hansen Medical, Inc.

Hansen Medical, Inc., based in Mountain View, California, is the global leader in Intravascular Robotics, developing products and technology designed to enable the accurate positioning, manipulation and control of catheters and catheter-based technologies. The Company’s Magellan™ Robotic System, Magellan Robotic Catheters, and related accessories are intended to facilitate navigation to anatomical targets in the peripheral vasculature and subsequently provide a conduit for manual placement of therapeutic devices. The Company’s mission is to enable cardiac arrhythmia and endovascular procedures and to improve patient outcomes through the use of intravascular robotics. Additional information can be found at www.hansenmedical.com.

“Hansen Medical,” “Hansen Medical (with Heart Design),” and “Heart Design (Logo)” are registered trademarks, and “Magellan” and “Hansen Medical Magellan” are trademarks of Hansen Medical, Inc. in the U.S. and other countries. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “plan,” “expects,” “potential,” “believes,” “goal,” “estimate,” “anticipates,” and other similar words. These statements are based on the current estimates and assumptions of our management as of the date of this press release and are subject to risks, uncertainties, changes in circumstances and other factors that may cause actual results to differ materially from the information expressed or implied by forward-looking statements made in this press release. Examples of such statements include statements regarding the Company’s plan to submit a compliance plan to NASDAQ and the potential benefits of our robotic systems for hospitals, patients and physicians. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others: factors relating to engineering, regulatory, manufacturing, sales and customer service challenges in developing new products and entering new markets; potential safety and regulatory issues that could slow or suspend our sales; the effect of credit, financial and economic conditions on capital spending by our potential customers; the rate of adoption of our systems and the rate of use of our catheters; our ability to manage expenses and cash flow, and obtain adequate financing; and other risks more fully described in the “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2014, as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on the forward-looking statements in this press release. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Source: Hansen Medical, Inc.